Exhibit 99.1

21 February 2023 | NYSE: NXRT

EARNINGS SUPPLEMENT: FOURTH QUARTER & FULL YEAR 2022

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN THOMAS

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Fourth Quarter and FY 2022 Activity	5
Financial Summary	7
2023 Full Year Guidance Summary	8
Components of Net Asset Value	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations	11
NOI and Same Store NOI	12
2021-2022 Same Store Results	14
2021-2022 Same Store Properties Operating Metrics	16
QoQ Same Store Properties Operating Metrics	17
2020-2022 Same Store Results	18
Q4 Same Store Results	21
FFO, Core FFO and AFFO	23
Historical Capital Expenditures	24
Value-Add Program Details	25
Outstanding Debt Details	28
Debt Maturity Schedule	30
Historical Acquisition Details	31
Historical Disposition Details	32
Definitions and Reconciliations of Non-GAAP Measures	33

THE SUMMIT AT SABAL PARK: TAMPA, FL

UPDATED AND REPOSITIONED SPORTS COURT AMENITY

PICKLE BALL, CORNHOLE, TRACK AND GRILLING STATION

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Thomas

IR@nexpoint.com

(214) 276-6300

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

NXRT Recaps Acquisition/Disposition Activity, Value-Add Results and Issues 2023 Full Year Guidance

Dallas, TX, February 21, 2023 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2022.

Highlights

•

NXRT[1] reported net loss, FFO[2], Core FFO[2] and AFFO[2] of $(9.3)M, $73.4M, $81.8M and $91.4M, respectively, attributable to common stockholders for the year ended December 31, 2022, compared to net income, FFO, Core FFO, and AFFO of $23.0M, $63.6M, $62.5M and $70.9M, respectively, attributable to common stockholders for the year ended December 31, 2021.

•

For the year ended December 31, 2022, 2021-2022 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 17.8%, 14.0% and 16.2%, respectively, and occupancy decreased 20 bps over the prior year period.

•	During the year ended December 31, 2022, NXRT acquired two properties totaling 562 units for a combined purchase price of $143.4 million.
•	During the fourth quarter of 2022, the Company completed the sale of Hollister Place for a sales price of $36.8 million.
•

The weighted average effective monthly rent per unit across all 40 properties held as of December 31, 2022 (the “Portfolio”), consisting of 15,127 units[4], was $1,480, while physical occupancy was 94.1%.

•	NXRT paid a fourth quarter dividend of $0.42 per share of common stock on December 30, 2022; this cash dividend represented a $0.04 per share, or 10.5% increase, over the prior quarter’s dividend.
•	During 2022, for the properties in the Portfolio, NXRT completed 2,409 full/partial upgrades and washer dryer, achieving an average monthly rent premium of $154 and a 24.3% ROI[5].
•

Since inception, NXRT has completed installation of 7,633 full and partial upgrades, 4,718 kitchen and laundry appliances and 10,191 technology packages, resulting in $149, $47 and $45 average monthly rental increase per unit and 22.0%, 66.9% and 37.2% ROI, respectively.

•	During the fourth quarter of 2022, the Company paid down $260.5 million of principal on its corporate credit facility and extended the maturity date to June 30, 2025.
(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 31 properties encompassing 12,210 units of apartment space in our Same Store pool for the year ended December 31, 2022  (our “2021-2022” Same Store” properties). There are 35 properties encompassing 13,227 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2022 (our “Q4 Same Store” properties). The same store unit count excludes 112 units that are currently down due to fires (Rockledge 20 units, Versailles: 17 units, Arbors of Brentwood: 16 units, Silverbrook: 16 units, Timber Creek: 16 units, Bella Solara: 8 units, Venue at 8651: 8 units, Six Forks Station: 6 units, Preserve at Terrell Mill: 3 units and Parc500: 2 units).

(4)

Total number of units owned as of December 31, 2022 is 15,127, however 113 units are currently down due to fires and water damage (Rockledge 20 units, Versailles: 17 units, Arbors of Brentwood: 16 units, Silverbrook: 16 units, Timber Creek: 16 units, Bella Solara: 8 units, Venue at 8651: 8 units, Six Forks Station: 6 units, Preserve at Terrell Mill: 3 units, Parc500: 2 units and High House at Cary: 1 unit).

(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Full Year 2022 Financial Results

•	Total revenues were $264.0 million for the full year 2022, compared to $219.2 million for the full year 2021.
•

Net loss for the full year 2022 totaled $(9.3) million, or loss of $(0.36) per diluted share, which included a gain on sales of real estate of $14.7 million and $97.6 million of depreciation and amortization expense. This compared to net income of $23.0 million, or income of $0.89 per diluted share, which included a gain on sales of real estate of $46.2 million and $86.9 million of depreciation and amortization expense for the full year 2021.

•

The change in our net loss of $(9.3) million for the year ended December 31, 2022 as compared to our net income of $23.1 million for the year ended December 31, 2021 primarily relates to decreases in gains on sales of real estate and increases in depreciation and total property operating expenses, partially offset by an increase in total revenues.

•	For the full year 2022, NOI was $157.4 million on 40 properties, compared to $128.8 million for the full year 2021 on 39 properties.
•	For the full year 2022, Same Store NOI increased 16.2% to $129.3 million, compared to $111.3 million for the full year 2021.
•

For the full year 2022, FFO totaled $73.4 million, or $2.81 per diluted share, compared to $63.6 million, or $2.47 per diluted share, for the full year 2021. For the full year 2022, Core FFO totaled $81.8 million, or $3.13 per diluted share, compared to $62.5 million, or $2.43 per diluted share, for the full year 2021. For the full year 2022, AFFO totaled $91.4 million, or $3.49 per diluted share, compared to $70.9 million, or $2.75 per diluted share, for the full year 2021.

Fourth Quarter 2022 Financial Results

•	Total revenues were $69.3 million for the fourth quarter of 2022, compared to $58.5 million for the fourth quarter of 2021.
•

Net income for the fourth quarter of 2022 totaled $3.8 million, or a gain of $0.15 per diluted share, which included $23.2 million of depreciation and amortization expense and $15.8 million of interest expense. This compared to net income of $38.8 million, or income of $1.50 per diluted share, for the fourth quarter of 2021, which included $24.5 million of depreciation and amortization expense and $11.8 million of interest expense.

•

The change in our net income between the periods primarily relates to a decrease in gains on sales of real estate, increases in total property operating expenses and depreciation and amortization expense, partially offset by increases in total revenues.

•	For the fourth quarter of 2022, NOI was $41.8 million on 40 properties, compared to $34.9 million for the fourth quarter of 2021 on 39 properties.
•	For the fourth quarter of 2022, Q4 Same Store NOI increased 14.4% to $36.9 million, compared to $32.3 million for the fourth quarter of 2021.
•

For the fourth quarter of 2022, FFO totaled $12.2 million, or $0.47 per diluted share, compared to $17.1 million, or $0.66 per diluted share, for the fourth quarter of 2021. For the fourth quarter of 2022, Core FFO totaled $19.5 million, or $0.75 per diluted share, compared to $17.8 million, or $0.69 per diluted share, for the fourth quarter of 2021. For the fourth quarter of 2022, AFFO totaled $22.0 million, or $0.84 per diluted share, compared to $20.0 million, or $0.77 per diluted share, for the fourth quarter of 2021.

Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 21, 2023, at 11:00 a.m. ET (10:00 a.m. CT), to discuss its full year and fourth quarter 2022 financial results. The conference call can be accessed live over the phone by dialing 888-660-4430 or, for international callers, +1 646-960-0537 and using passcode Conference ID: 5001576.  A live audio webcast of the call will be available online at the Company's website,  nxrt.nexpoint.com (under "Resources").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, March 7, 2023, by dialing 800- 770- 2030 or, for international callers, +1 647-362-9199 and entering passcode 5001576.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “plan” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, the closing of the sales of Old Farm and Stone Creek at Old Farm in the first half of 2023 and the paydown of the remainder of the Corporate Credit Facility and the results of the paydown and other refinancing activities on the Company’s debt profile, 2023 full year guidance and the related components and assumptions, including acquisitions and dispositions, shares outstanding, interest expense and the related components and same store growth projections, NXRT’s net asset value and the related components and assumptions, estimated value-add expenditures, debt payments, dispositions, outstanding debt and shares outstanding, guidance for the first quarter 2023 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets, and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2022 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$48.61
Insider Ownership (2)	12.86%
2023 Q1 Dividend Per Share	$0.42
Dividend Yield (1)	3.46%
Shares outstanding - basic (3)	25,610
Shares outstanding - diluted (3)	25,610
(1)	As of the close of market trading on February 17, 2023.
(2)	As of the close of market trading on December 31, 2022.
(3)	Weighted average for the year ended December 31, 2022.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	17.1%
Phoenix	13.3%
South Florida	13.0%
Atlanta	11.2%
Nashville	8.8%
Orlando	7.8%
Las Vegas	7.7%
Charlotte	7.2%
Houston	6.0%
Raleigh	4.1%
Tampa	3.8%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$270,000
$225,000
$180,000
$135,000
$90,000
$45,000
$0
$1,500
$1,250
$1,000
$750
$500
$250
$0
2...
2...
2...
2...
2...
2...
2...
2...

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Fourth Quarter and Full Year 2022 Activity

ACQUISITIONS

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
The Adair	Sandy Springs, Georgia	April 1, 2022	$65,500	$35,115	232
Estates on Maryland	Phoenix, Arizona	April 1, 2022	77,900	43,157	330
			$143,400	$78,272	562

DISPOSITIONS

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds
Hollister Place	Houston, Texas	December 29, 2022	$36,750	13.5%	2.02x	$20,819

NXRT Q4 2022 NEW LEASES & RENEWALS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
Dallas/Fort Worth	279	9.1%	$105	240	8.3%	$97
Houston	156	-2.1%	-$29	78	4.0%	$55
Charlotte	111	5.2%	$66	98	6.7%	$80
Nashville	154	3.4%	$42	128	5.3%	$67
Atlanta	174	8.2%	$111	174	4.4%	$65
Orlando	173	8.8%	$128	136	9.9%	$139
Tampa	69	10.4%	$137	54	10.1%	$130
South Florida	158	11.4%	$220	231	8.8%	$163
Phoenix	208	3.0%	$40	187	4.8%	$67
Las Vegas	126	1.6%	$22	93	2.5%	$34
Raleigh	49	6.5%	$95	57	7.6%	$104
TOTAL	1,657	6.0%	$84	1,476	6.7%	$95

	2022	2021	2020	2019	2018	2017	2016	2015
Net income (loss)	$(9,260)	$23,106	$44,150	$99,438	$(1,614)	$56,359	$25,888	$(10,992)

CORE FFO GROWTH*	NOI GROWTH*

$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
+135%
2015
2016
2017
2018
2019
2020
2021
2022

+161%
$160,000
$120,000
$80,000
$40,000
$-
2015
2016
2017
2018
2019
2020
2021
2022

nxrt.nexpoint.com	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

UPDATE TO CAPITAL STRUCTURE

•	Refinanced 20 properties and sold Hollister Place; paid down approximately $260.5mm of Corporate Credit Facility in Q422.
•	As of 12/31/22, the Corporate Credit Facility outstanding balance was approximately $74.5mm.
•	On 1/31/23, NXRT refinanced Venue on Camelback and paid down approximately $17.5mm of the Credit Facility through refinancing proceeds and available cash.
•

NXRT has entered a binding sales contract to sell Old Farm and Stone Creek at Old Farm. NXRT anticipates closing the sales during the first half of 2023 and paying off the remaining Credit Facility balance of approximately $57mm.[1]

•

The anticipated payoff of the Credit Facility will reduce our outstanding debt by 7.1% and we will have traded out $335million of outstanding Credit facility debt at a spread of 255 bps over a 1-month term SOFR for $278 million at a weighted average spread of 163 bps over 1-month term SOFR.

o	19 properties were refinanced at a spread of 155 bps over 1-month term SOFR.
o	The Cornerstone was refinanced at 209 bps over 1-month term SOFR with a 6-month lockout.
o	Venue on Camelback was refinanced at 218 bps over 1-month term SOFR with a 6-month lockout.

1.	Q2 2023 assumes that Old Farm and Stone Creek at Old Farm are sold in the first half of 2023, and the net proceeds are used to pay off the remaining Credit Facility balance.
2.

Verandas at Lake Norman, High House at Cary, Six Forks Station, Estates on Maryland and The Adair have rate cap strikes below the 1 mo. Term SOFR rate as of 12/31/2022. The current pie chart includes Old Farm and Stone Creek at Old Farm. Both properties are under a binding PSA and are expected to close in the first half of 2023.

nxrt.nexpoint.com	Page 6

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	FY 2022	FY 2021	FY 2020	Q4 2022	Q4 2021
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$1,112,000	$2,138,000	$1,058,000
Share Price (as of the last day of the period)	$43.52	$83.83	$42.31
Weighted average common shares outstanding - basic	25,610	25,170	24,715	25,549	25,293
Weighted average common shares outstanding - diluted	25,610	25,760	25,234	26,077	25,882

Earnings Profile
Total revenues	$263,952	$219,240	$204,800	$69,349	$58,497
Net income (loss) attributable to common stockholders	(9,260)	23,037	44,018	3,787	38,715
NOI (1)	157,424	128,763	118,641	41,777	34,885
Same Store NOI (2)	129,279	111,265		36,900	32,266
Same Store NOI Growth (%) (2)	16.2%			14.4%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.36)	$0.89	$1.74	$0.15	$1.50
FFO (1)	$2.81	$2.47	$2.27	$0.47	$0.66
Core FFO (1)	$3.13	$2.43	$2.20	$0.75	$0.69
AFFO (1)	$3.49	$2.75	$2.47	$0.84	$0.77
Dividends declared per common share	$1.560	$1.404	$1.279	$0.420	$0.380
Net Income (Loss) Coverage	-0.23x	0.63x	1.36x	0.36x	3.95x
FFO Coverage (3)	1.80x	1.76x	1.77x	1.12x	1.74x
Core FFO Coverage (3)	2.01x	1.73x	1.72x	1.78x	1.81x
AFFO Coverage (3)	2.24x	1.96x	1.94x	2.01x	2.03x

Portfolio
Total Properties	40	39	37
Total Units (4)	15,127	14,825	14,205
Occupancy	94.1%	94.3%	94.1%
Average Effective Monthly Rent per Unit	$1,480	$1,261	$1,128

Same Store Portfolio Metrics (2)
Total Same Store Properties	31	31		35	35
Total Same Store Units	12,210	12,286		13,227	13,309
Occupancy	94.1%	94.3%		94.1%	94.3%
Average Effective Monthly Rent per Unit	$1,493	$1,267		$1,485	$1,266

Value-Add Program
Completed Full/Partial Interior Rehab Units	2,409	1,264	1,679	579	353
Cumulative Completed Rehab Units (5)	7,633
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$149
ROI on Post-Rehab Units	22.0%

Outstanding Debt Summary
Total Mortgage Debt	$1,607,028	$1,281,146	$1,168,078
Credit Facilities	74,500	280,000	183,000
Total Debt Outstanding	$1,681,528	$1,561,146	$1,351,078
Leverage Ratio (Net Debt to Enterprise Value) (6)	60%	41%	55%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. Full year results are shown for the 2021-2022 Same Store properties; Q4 results are shown for the Q4 Same Store properties. For additional information regarding our Q4 and 2021-2022 Same Store properties, see the “Q4 Same Store Results” and “2021-2022 Same Store Results” section of this release.

(3)

Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period. The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.

(4)	Total units owned is 15,127, however 113 units are currently down due to fires and water damage.
(5)	Inclusive of all full and partial interior upgrades completed through December 31, 2022. Cumulative results exclude rehabs completed for properties sold through December 31, 2022.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

NXRT.NEXPOINT.COM	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2023 Full Year Guidance Summary

NXRT is providing initial 2023 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI, interest expense and its related components and Acquisitions and Dispositions as follows (dollars in millions, except per share amounts):

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Earnings per diluted share (2)	$0.90	$1.08	$1.26
Core FFO per diluted share (2) (3)	$2.92	$3.09	$3.27

Same Store Growth: (4)
Rental Income	10.5%	11.5%	12.6%
Total Revenue	9.9%	10.9%	11.9%
Total Expenses (5)	11.2%	10.7%	10.3%
Same Store NOI (3)	9.0%	11.0%	13.0%

Components to Interest Expense:
Interest Expense on Mortgage Debt	$(98.0)	$(103.8)	$(109.5)
Interest Expense on Revolver	$(2.0)	$(2.1)	$(2.2)
Deferred Financing Cost & Discount Amortization	$(3.0)	$(3.0)	$(3.0)
Interest Rate Swap Settlement	$42.2	$46.6	$51.0
Mark to Market – Fair Value of Rate Caps	$(1.7)	$1.4	$4.4
Total Interest Expense	$(62.5)	$(60.9)	$(59.3)

Other Considerations: (5)
Acquisitions	$—	$125.0	$250.0
Dispositions	$—	$125.0	$250.0
(1)

Full Year 2023 guidance forecast includes Same Store growth projections presented above, which takes into effect the held for sale properties of Old Farm and Stone Creek at Old Farm, thereby removing those assets from the Full Year 2023 pro forma Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2023 is approximately 26.3 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2023 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2023 pro forma Same Store pool (36 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the earnings per share and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2023 financial and earnings guidance is included in the following sections of this release.

nxrt.nexpoint.com	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	12.8%	5.0%	5.3%	$405,602	$441,284

North Carolina
Raleigh	3.8%	5.0%	5.3%	119,892	130,439
Charlotte	6.8%	5.0%	5.3%	216,080	235,089

Georgia
Atlanta	8.4%	5.0%	5.3%	265,248	288,583

Tennessee
Nashville	11.8%	5.0%	5.3%	372,436	405,201

Florida
Orlando	8.1%	5.0%	5.3%	256,702	279,285
Tampa	4.4%	5.0%	5.3%	140,826	153,215
South Florida	18.6%	5.0%	5.3%	588,738	640,532

Nevada
Las Vegas	8.8%	5.0%	5.3%	277,292	301,687

Arizona
Phoenix	16.6%	5.0%	5.3%	524,611	570,764
Total / Ave	100.0%	5.0%	5.3%	$3,167,427	$3,446,079

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$3,167,427	$3,446,079
Cash	16,762
Restricted Cash - Renovation Reserves (4)	11,894
Renovation Expenditures (4)	(11,894)
Cash Adjustments (5)	(307)
Fair Market Value of Interest Rate Swaps	103,440
Other Assets	50,689
Houston Gross Sale Proceeds (6)	135,000
Value of Assets	$3,473,011	$3,751,663

Tangible Liabilities
Credit Facility (7)	$74,500
Mortgage Debt	1,607,028
Total Outstanding Debt	1,681,528
Forward 12-month Principal Payments	(307)
Total Outstanding Debt (FY 2023 Est.)	1,681,221
Other Tangible Liabilities (at Book)	32,552
Value of Liabilities	$1,713,773
Net Leverage (mid-point)	47%
Net Asset Value	$1,759,238	$2,037,890
Shares outstanding - diluted (FY 2023 Est.)	26,078
Est. NAV / Share	$67.46	$78.15
NAV / Share (mid-point)	$72.80

NOI ESTIMATE

4Q 2022 NOI Actual	41,777
FY 2022 NOI Actual	157,424
	Low	High
Estimated 1Q 2023 NOI Guidance (3)	41,038	42,433
2023 NOI Guidance (3)	$166,290	$172,304

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$3,167,427	$3,446,079
No. of Units (December 31, 2022) (2)	15,127
Implied Value/Apartment Unit	$209.4	$227.8
Implied Value/Apartment Unit (mid-point)	$218.6

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (40 properties at December 31, 2022).
(3)

The Company anticipates net income will be in the range between approximately $23.7 million and $32.9 million for the full year 2023 and between ($10.4) million and ($3.0) million for the first quarter of 2023. FY 2023 NOI Guidance considers the forecasted dispositions of Old Farm and Stone Creek at Old Farm and considers a commensurate volume of capital recycling.

(4)	Includes approximately $11.9 million that is held for value-add upgrades; reduced by $11.9 million for estimated 2023 rehab expenditures.
(5)	Includes approximately $0.3 million in forward 12-month principal payments.
(6)	Old Farm and Stone Creek currently under purchase sale agreement and expected to close in the first half of 2023.
(7)	Includes outstanding balance as of December 31, 2022.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Operating Real Estate Investments
Land	$378,438	$375,857
Buildings and improvements	1,760,782	1,743,866
Intangible lease assets	—	2,576
Construction in progress	10,622	6,078
Furniture, fixtures, and equipment	152,529	120,419
Total Gross Operating Real Estate Investments	2,302,371	2,248,796
Accumulated depreciation and amortization	(349,276)	(287,096)
Total Net Operating Real Estate Investments	1,953,095	1,961,700
Real estate held for sale, net of accumulated depreciation of $22,017 and $0, respectively	89,457	—
Total Net Real Estate Investments	2,042,552	1,961,700
Cash and cash equivalents	16,762	49,450
Restricted cash	35,037	39,246
Accounts receivable, net	17,121	4,844
Prepaid and other assets	10,425	4,701
Fair market value of interest rate swaps	103,440	3,526
TOTAL ASSETS	$2,225,337	$2,063,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,526,828	$1,276,285
Mortgages payable held for sale, net	68,016	—
Credit facility, net	72,644	278,215
Accounts payable and other accrued liabilities	12,325	12,590
Accrued real estate taxes payable	7,232	13,182
Accrued interest payable	7,946	2,491
Security deposit liability	3,200	2,945
Prepaid rents	1,849	1,775
Total Liabilities	$1,700,040	$1,587,483

Redeemable noncontrolling interests in the Operating Partnership	5,631	6,139

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,549,319 and 25,500,567 shares issued and outstanding, respectively	255	255
Additional paid-in capital	405,376	407,803
Accumulated earnings less dividends	11,880	59,209
Accumulated other comprehensive income	102,155	2,578
Total Stockholders' Equity	519,666	469,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,225,337	$2,063,467

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2022	2021	2020
Revenues
Rental income	$257,855	$213,505	$199,237
Other income	6,097	5,735	5,563
Total revenues	263,952	219,240	204,800
Expenses
Property operating expenses	58,151	47,739	47,201
Real estate taxes and insurance	37,433	33,152	31,709
Property management fees (1)	7,636	6,334	5,971
Advisory and administrative fees (2)	7,547	7,631	7,670
Corporate general and administrative expenses	14,670	11,966	10,035
Property general and administrative expenses	9,298	7,332	6,239
Depreciation and amortization	97,648	86,878	82,411
Total expenses	232,383	201,032	191,236
Operating income before gain on sales of real estate	31,569	18,208	13,564
Gain on sales of real estate	14,684	46,214	69,151
Operating income	46,253	64,422	82,715
Interest expense (3)	(50,587)	(44,623)	(44,753)
Loss on extinguishment of debt and modification costs	(8,734)	(912)	(1,470)
Casualty gain	2,506	2,595	5,886
Miscellaneous income	1,271	1,624	1,772
Net income (loss)	(9,291)	23,106	44,150
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(31)	69	132
Net income (loss) attributable to common stockholders	$(9,260)	$23,037	$44,018
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	99,915	47,073	(46,961)
Total comprehensive income (loss)	90,624	70,179	(2,811)
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	307	210	(9)
Comprehensive income (loss) attributable to common stockholders	$90,317	$69,969	$(2,802)

Weighted average common shares outstanding - basic	25,610	25,170	24,715
Weighted average common shares outstanding - diluted	25,610	25,760	25,234

Earnings (loss) per share - basic	$(0.36)	$0.92	$1.78
Earnings (loss) per share - diluted	$(0.36)	$0.89	$1.74
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.
(3)	For the years ended December 31, 2022, 2021, and 2020, Interest Expense includes mark-to-market fair value rate cap adjustments of $3,445,928, $(111,672), and $(33,776).

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the years and three months ended December 31, 2022 and 2021 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,		For the Three Months Ended December 31,
		2022	2021	2022	2021
Net income (loss)		$(9,291)	$23,106	$3,802	$38,831
Adjustments to reconcile net income (loss) to NOI
Advisory and administrative fees		7,547	7,631	1,932	1,925
Corporate general and administrative expenses		14,670	11,966	3,554	2,896
Casualty-related expenses/(recoveries)	(1)	1,119	(199)	456	73
Casualty gains		(2,506)	(2,595)	(2,149)	(216)
Property general and administrative expenses	(2)	3,600	2,655	1,191	670
Depreciation and amortization		97,648	86,878	23,158	24,543
Interest expense		50,587	44,623	15,783	11,793
Loss on extinguishment of debt and modification costs		8,734	912	8,734	584
Gain on sales of real estate		(14,684)	(46,214)	(14,684)	(46,214)
NOI		$157,424	$128,763	$41,777	$34,885
Less Non-Same Store
Revenues		(48,318)	(30,116)	(8,939)	(5,267)
Operating expenses		20,688	13,720	4,078	2,707
Operating income		(515)	(1,102)	(16)	(59)
Same Store NOI		$129,279	$111,265	$36,900	$32,266
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2020-2022 Same Store NOI for the years ended December 31, 2022, 2021 and 2020 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2022	2021	2020
Net income (loss)		$(9,291)	$23,106	$44,150
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,547	7,631	7,670
Corporate general and administrative expenses		14,670	11,966	10,035
Casualty-related expenses/(recoveries)	(1)	1,119	(199)	789
Casualty gains		(2,506)	(2,595)	(5,886)
Property general and administrative expenses	(2)	3,600	2,655	2,400
Depreciation and amortization		97,648	86,878	82,411
Interest expense		50,587	44,623	44,753
Loss on extinguishment of debt and modification costs		8,734	912	1,470
Gain on sales of real estate		(14,684)	(46,214)	(69,151)
NOI		$157,424	$128,763	$118,641
Less Non-Same Store
Revenues		(55,285)	(35,956)	(30,872)
Operating expenses		22,604	15,384	15,026
Operating income		(515)	(1,102)	(1,687)
Same Store NOI		$124,228	$107,089	$101,108
(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2021-2022 Same Store Results of Operations for the Years Ended December 31, 2022 and 2021

There are 31 properties encompassing 12,210 units of apartment space, or approximately 81% of our Portfolio, in our same store pool for the years ended December 31, 2022 and 2021 (our “2021-2022 Same Store” properties). Our 2021-2022 Same Store properties exclude the following 9 properties in our Portfolio as of December 31, 2022: Cutter’s Point, Old Farm, Stone Creek at Old Farm, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland as well as the 106 units mentioned on page 1 that are currently down.

As of December 31, 2022, our 2021-2022 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,493, a year-over-year decrease of 20 bps and an increase of $226, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2022 and 2021 for our 2021-2022 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$210,179	$183,696	$26,483	14.4%
Other income	5,455	5,428	27	0.5%
Same Store revenues	215,634	189,124	26,510	14.0%
Non-Same Store
Rental income	47,676	29,809	17,867	N/M
Other income	642	307	335	109.1%
Non-Same Store revenues	48,318	30,116	18,202	N/M
Total revenues	263,952	219,240	44,712	20.4%

Operating expenses
Same Store
Property operating expenses (1)	46,614	40,981	5,633	13.7%
Real estate taxes and insurance	29,743	28,084	1,659	5.9%
Property management fees (2)	6,226	5,426	800	14.7%
Property general and administrative expenses (3)	4,528	3,890	638	16.4%
Same Store operating expenses	87,111	78,381	8,730	11.1%
Non-Same Store
Property operating expenses (4)	10,418	6,957	3,461	49.7%
Real estate taxes and insurance	7,690	5,068	2,622	51.7%
Property management fees (2)	1,410	908	502	N/M
Property general and administrative expenses (5)	1,170	787	383	48.7%
Non-Same Store operating expenses	20,688	13,720	6,968	N/M
Total operating expenses	107,799	92,101	15,698	17.0%

Operating income
Same Store
Miscellaneous income	756	522	234	44.8%
Non-Same Store
Miscellaneous income	515	1,102	(587)	N/M
Total operating income	1,271	1,624	(353)	-21.7%

NOI
Same Store	129,279	111,265	18,014	16.2%
Non-Same Store	28,145	17,498	10,647	N/M
Total NOI (6)	$157,424	$128,763	$28,661	22.3%
(1)	For the years ended December 31, 2022 and 2021, excludes approximately $2,909,000 and $282,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the years ended December 31, 2022 and 2021, excludes approximately $2,884,000 and $1,986,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2022 and 2021, excludes approximately $159,000 and $(17,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2022 and 2021, excludes approximately $716,000 and $669,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our 2021-2022 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2022 and 2021 (dollars in thousands, except for per unit data):

	FY 2022	FY 2021	% Change
Same Store Total Units	12,210	12,286
Same Store Occupied Units	11,485	11,585
Same Store Ending Occupancy	94.1%	94.3%	-0.2%
Same Store Average Rent per Unit	$1,493	$1,267	17.8%

Same Store Revenues
Same Store Rental Income	$210,179	$183,696	14.4%
Same Store Other Income	5,455	5,428	0.5%
Total Same Store Revenues	215,634	189,124	14.0%

Same Store Operating Expenses
Payroll	17,728	16,322	8.6%
Repairs & Maintenance	18,830	15,718	19.8%
Utilities	10,056	8,941	12.5%
Real Estate Taxes	24,866	23,723	4.8%
Insurance	4,877	4,361	11.8%
Property Management Fees	6,226	5,426	14.7%
Office Operations	3,237	2,738	18.2%
Marketing	1,291	1,152	12.1%
Total Same Store Operating Expenses	87,111	78,381	11.1%

Same Store Operating Income
Miscellaneous income	756	522	44.8%
Total Same Store Operating Income	756	522	44.8%

2021-2022 Same Store NOI	$129,279	$111,265	16.2%

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2021-2022 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	2022	2021	% Change	2022	2021	bps ∆	2022	2021	% Change
Texas
Dallas	2,350	$1,249	$1,068	16.9%	94.4%	94.8%	-40	$35,125	$31,673	10.9%
Average/Total	2,350	1,249	1,068	16.9%	94.4%	94.8%	-40	35,125	31,673	10.9%

North Carolina
Charlotte	561	1,276	1,109	15.1%	94.7%	95.4%	-70	8,131	7,360	10.5%
Average/Total	561	1,276	1,109	15.1%	94.7%	95.4%	-70	8,131	7,360	10.5%

Georgia
Atlanta	1,437	1,449	1,281	13.1%	93.8%	92.4%	140	23,438	20,517	14.2%
Average/Total	1,437	1,449	1,281	13.1%	93.8%	92.4%	140	23,438	20,517	14.2%

Tennessee
Nashville	1,322	1,312	1,108	18.4%	94.9%	95.4%	-50	21,033	18,158	15.8%
Average/Total	1,322	1,312	1,108	18.4%	94.9%	95.4%	-50	21,033	18,158	15.8%

Florida
Orlando	1,172	1,568	1,285	22.0%	92.7%	95.6%	-290	20,119	17,579	14.4%
Tampa	576	1,431	1,161	23.3%	94.3%	94.8%	-50	9,069	7,650	18.5%
South Florida	1,957	1,997	1,645	21.4%	95.0%	94.5%	50	44,421	37,772	17.6%
Average/Total	3,705	1,773	1,456	21.8%	94.2%	94.9%	-70	73,609	63,001	16.8%

Arizona
Phoenix	1,679	1,491	1,284	16.1%	94.7%	94.9%	-20	30,307	26,197	15.7%
Average/Total	1,679	1,491	1,284	16.1%	94.7%	94.9%	-20	30,307	26,197	15.7%

Nevada
Las Vegas	1,156	1,455	1,293	12.5%	91.1%	91.0%	10	18,536	16,790	10.4%
Average/Total	1,156	1,455	1,293	12.5%	91.1%	91.0%	10	18,536	16,790	10.4%

Average/Total	12,210	$1,493	$1,267	17.8%	94.1%	94.3%	-20	$210,179	$183,696	14.4%
(1)	This table only includes the 31 properties in our 2021-2022 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q4 2022	Q3 2022	% Change	Q4 2022	Q3 2022	bps ∆	Q4 2022	Q3 2022	% Change
Texas
Dallas	2,546	$1,264	$1,225	3.2%	94.3%	94.3%	0	$10,058	$9,673	4.0%

Average/Total	2,546	1,264	1,225	3.2%	94.3%	94.3%	0	10,058	9,673	4.0%

North Carolina
Charlotte	561	1,276	1,280	-0.3%	94.7%	95.4%	-70	2,123	2,091	1.5%
Average/Total	561	1,276	1,280	-0.3%	94.7%	95.4%	-70	2,123	2,091	1.5%

Georgia
Atlanta	1,437	1,449	1,410	2.8%	93.8%	93.0%	80	6,194	5,933	4.4%
Average/Total	1,437	1,449	1,410	2.8%	93.8%	93.0%	80	6,194	5,933	4.4%

Tennessee
Nashville	1,322	1,312	1,294	1.4%	94.9%	95.0%	-10	5,481	5,412	1.3%
Average/Total	1,322	1,312	1,294	1.4%	94.9%	95.0%	-10	5,481	5,412	1.3%

Florida
Orlando	1,172	1,568	1,540	1.8%	92.7%	93.8%	-110	5,059	5,136	-1.5%
Tampa	576	1,431	1,384	3.4%	94.3%	91.5%	280	2,425	2,295	5.7%
South Florida	1,957	1,997	1,938	3.0%	95.0%	95.2%	-20	11,684	11,344	3.0%
Average/Total	3,705	1,773	1,726	2.7%	94.2%	94.2%	0	19,168	18,775	2.1%

Arizona
Phoenix	1,327	1,456	1,443	0.9%	95.0%	94.3%	70	6,148	6,062	1.4%
Average/Total	1,327	1,456	1,443	0.9%	95.0%	94.3%	70	6,148	6,062	1.4%

Nevada
Las Vegas	2,329	1,454	1,441	0.9%	92.6%	93.2%	-60	9,953	10,053	-1.0%
Average/Total	2,329	1,454	1,441	0.9%	92.6%	93.2%	-60	9,953	10,053	-1.0%

Average/Total	13,227	$1,485	$1,455	2.1%	94.1%	94.1%	0	$59,125	$57,999	1.9%

(1)	This table only includes the 35 properties in our Q4 Same Store pool.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2020-2022 Same Store Results of Operations for the Years Ended December 31, 2022, 2021 and 2020

There are 30 properties encompassing 11,858 units of apartment space, or approximately 78% of our Portfolio, in our same store pool for the years ended December 31, 2022, 2021 and 2020 (our “2020-2022 Same Store” properties). Our 2020-2022 Same Store properties exclude the following 10 properties in our Portfolio as of December 31, 2022: Cutter’s Point, Old Farm, Stone Creek at Old Farm, Fairways of San Marcos, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland as well as the 106 units mentioned on page 1 that are currently down.

As of December 31, 2022, our 2020-2022 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,489. As of December 31, 2021, our 2020-2022 Same Store properties were approximately 94.2% leased with a weighted average monthly effective rent per occupied apartment unit of $1,262. As of December 31, 2020, our 2020-2022 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,132.

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2022, 2021 and 2020 for our 2020-2022 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,			2022 compared to 2021		2021 compared to 2020
	2022	2021	2020	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$203,295	$177,925	$168,638	$25,370	14.3%	$9,287	5.5%
Other income	5,372	5,359	5,290	13	0.2%	69	1.3%
Same Store revenues	208,667	183,284	173,928	25,383	13.8%	9,356	5.4%
Non-Same Store
Rental income	54,560	35,580	30,599	18,980	53.3%	4,981	16.3%
Other income	725	376	273	349	92.8%	103	37.7%
Non-Same Store revenues	55,285	35,956	30,872	19,329	53.8%	5,084	16.5%
Total revenues	263,952	219,240	204,800	44,712	20.4%	14,440	7.1%

Operating expenses
Same Store
Property operating expenses (1)	45,457	40,017	38,864	5,440	13.6%	1,153	3.0%
Real estate taxes and insurance	29,316	27,678	25,939	1,638	5.9%	1,739	6.7%
Property management fees (2)	6,025	5,260	4,996	765	14.5%	264	5.3%
Property general and administrative expenses (3)	4,397	3,762	3,106	635	16.9%	656	21.1%
Same Store operating expenses	85,195	76,717	72,905	8,478	11.1%	3,812	5.2%
Non-Same Store
Property operating expenses (4)	11,575	7,921	7,548	3,654	46.1%	373	4.9%
Real estate taxes and insurance	8,117	5,474	5,770	2,643	48.3%	(296)	-5.1%
Property management fees (2)	1,611	1,074	975	537	50.0%	99	10.2%
Property general and administrative expenses (5)	1,301	915	733	386	42.2%	182	24.8%
Non-Same Store operating expenses	22,604	15,384	15,026	7,220	46.9%	358	2.4%
Total operating expenses	107,799	92,101	87,931	15,698	17.0%	4,170	4.7%

Operating income
Same Store
Miscellaneous income	756	522	85	234	44.8%	437	N/M
Non-Same Store
Miscellaneous income	515	1,102	1,687	(587)	N/M	(585)	-34.7%
Total operating income	1,271	1,624	1,772	(353)	-21.7%	(148)	-8.4%

NOI
Same Store	124,228	107,089	101,108	17,139	16.0%	5,981	5.9%
Non-Same Store	33,196	21,674	17,533	11,522	53.2%	4,141	23.6%
Total NOI (6)	$157,424	$128,763	$118,641	$28,661	22.3%	$10,122	8.5%

(1)	For the years ended December 31, 2022, 2021 and 2020, excludes approximately $2,909,000, $17,000 and $897,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2022, 2021 and 2020, excludes approximately $2,824,000, $1,959,000 and $1,746,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2022, 2021 and 2020, excludes approximately $4,028,000, $(182,000) and $1,686,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2022, 2021 and 2020, excludes approximately $776,000, $696,000 and $654,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our 2020-2022 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2022, 2021 and 2020 (dollars in thousands, except for per unit data):

				2022 vs 2021	2021 vs 2020
	FY 2022	FY 2021	FY 2020	% Change	% Change
Same Store Total Units	11,858	11,934	11,963
Same Store Occupied Units	11,155	11,246	11,263
Same Store Ending Occupancy	94.1%	94.2%	94.1%	-0.1%	0.1%
Same Store Average Rent per Unit	$1,489	$1,262	$1,132	18.0%	11.5%

Same Store Revenues
Same Store Rental Income	$203,295	$177,925	$168,638	14.3%	5.5%
Same Store Other Income	5,372	5,359	5,290	0.2%	1.3%
Total Same Store Revenues	208,667	183,284	173,928	13.8%	5.4%

Same Store Operating Expenses
Payroll	17,230	15,815	15,618	8.9%	1.3%
Repairs & Maintenance	18,403	15,465	14,443	19.0%	7.1%
Utilities	9,824	8,692	8,370	13.0%	3.8%
Real Estate Taxes	24,607	23,457	22,207	4.9%	5.6%
Insurance	4,709	4,221	3,732	11.6%	13.1%
Property Management Fees	6,025	5,260	4,996	14.5%	5.3%
Office Operations	3,139	2,644	2,378	18.7%	11.2%
Marketing	1,258	1,163	1,161	8.2%	0.2%
Total Same Store Operating Expenses	85,195	76,717	72,905	11.1%	5.2%

Same Store Operating Income
Miscellaneous income	756	522	85	44.8%	N/M
Total Same Store Operating Income	756	522	85	44.8%	N/M

2020-2022 Same Store NOI	$124,228	$107,089	$101,108	16.0%	5.9%

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2022 and 2021

There are 35 properties encompassing 13,227 units of apartment space, or approximately 87% of our Portfolio, in our same store pool for the three months ended December 31, 2022 and 2021 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following 5 properties in our Portfolio as of December 31, 2022: Old Farm, Stone Creek at Old Farm, High House at Cary, The Adair and Estates on Maryland as well as the 112 units mentioned on page 1 that are currently down.

As of December 31, 2022, our Q4 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,485, a year-over-year decrease of 20 bps and an increase of $219, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2022 and 2021 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$59,125	$51,964	$7,161	13.8%
Other income	1,285	1,266	19	1.5%
Same Store revenues	60,410	53,230	7,180	13.5%
Non-Same Store
Rental income	8,781	5,236	3,545	N/M
Other income	158	31	127	N/M
Non-Same Store revenues	8,939	5,267	3,672	N/M
Total revenues	69,349	58,497	10,852	18.6%

Operating expenses
Same Store
Property operating expenses (1)	13,037	11,317	1,720	15.2%
Real estate taxes and insurance	8,154	7,120	1,034	14.5%
Property management fees (2)	1,740	1,528	212	13.9%
Property general and administrative expenses (3)	1,308	1,059	249	23.5%
Same Store operating expenses	24,239	21,024	3,215	15.3%
Non-Same Store
Property operating expenses (4)	1,989	1,233	756	N/M
Real estate taxes and insurance	1,609	1,156	453	39.2%
Property management fees (2)	267	166	101	N/M
Property general and administrative expenses (5)	213	152	61	40.1%
Non-Same Store operating expenses	4,078	2,707	1,371	N/M
Total operating expenses	28,317	23,731	4,586	19.3%

Operating income
Same Store
Miscellaneous income	729	60	669	1115.0%
Non-Same Store
Miscellaneous income	16	59	(43)	N/M
Total operating income	745	119	626	526.1%

NOI
Same Store	36,900	32,266	4,634	14.4%
Non-Same Store	4,877	2,619	2,258	N/M
Total NOI (6)	$41,777	$34,885	$6,892	19.8%
(1)	For the three months ended December 31, 2022 and 2021, excludes approximately $384,000 and $(10,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended December 31, 2022 and 2021, excludes approximately $1,097,000 and $561,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended December 31, 2022 and 2021, excludes approximately $72,000 and $83,000, respectively, of casualty-related expenses.
(5)

For the three months ended December 31, 2022 and 2021, excludes approximately $94,000 and $109,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2022 and 2021 (dollars in thousands, except for per unit data):

	Q4 2022	Q4 2021	% Change
Same Store Total Units	13,227	13,309
Same Store Occupied Units	12,442	12,552
Same Store Ending Occupancy	94.1%	94.3%	-0.2%
Same Store Average Rent per Unit	$1,485	$1,266	17.3%

Same Store Revenues
Same Store Rental Income	$59,125	$51,964	13.8%
Same Store Other Income	1,285	1,266	1.5%
Total Same Store Revenues	60,410	53,230	13.5%

Same Store Operating Expenses
Payroll	4,999	4,627	8.0%
Repairs & Maintenance	5,255	4,285	22.6%
Utilities	2,783	2,405	15.7%
Real Estate Taxes	6,798	5,944	14.4%
Insurance	1,356	1,176	15.3%
Property Management Fees	1,740	1,528	13.9%
Office Operations	979	706	38.7%
Marketing	329	353	-6.8%
Total Same Store Operating Expenses	24,239	21,024	15.3%

Same Store Operating Income
Miscellaneous income	729	60	N/M
Total Same Store Operating Income	729	60	N/M

Q4 Same Store NOI	$36,900	$32,266	14.4%

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the years ended December 31, 2022, 2021 and 2020 and for the three months ended December 31, 2022 and 2021 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2022	2021	2020	2022	2021
Net income (loss)		$(9,291)	$23,106	$44,150	$3,802	$38,831
Depreciation and amortization		97,648	86,878	82,411	23,158	24,543
Gain on sales of real estate		(14,684)	(46,214)	(69,151)	(14,684)	(46,214)
Adjustment for noncontrolling interests		(276)	(191)	(172)	(48)	(51)
FFO attributable to common stockholders		73,397	63,579	57,238	12,228	17,109

FFO per share - basic		$2.87	$2.53	$2.32	$0.48	$0.68
FFO per share - diluted		$2.81	$2.47	$2.27	$0.47	$0.66

Loss on extinguishment of debt and modification costs		8,734	912	1,470	8,734	584
Casualty-related expenses/(recoveries)		1,119	(200)	790	456	72
Casualty losses (gains)		(2,506)	(2,595)	(5,886)	(2,149)	(216)
Pandemic expense	(1)	4	50	510	—	4
Amortization of deferred financing costs - acquisition term notes		1,083	737	1,384	297	238
Adjustment for noncontrolling interests		(31)	4	6	(28)	(2)
Core FFO attributable to common stockholders		81,800	62,487	55,512	19,538	17,793

Core FFO per share - basic		$3.19	$2.48	$2.25	$0.76	$0.70
Core FFO per share - diluted		$3.13	$2.43	$2.20	$0.75	$0.69

Amortization of deferred financing costs - long term debt		1,696	1,460	1,453	449	379
Equity-based compensation expense		7,911	6,997	5,504	2,005	1,786
Adjustment for noncontrolling interests		(37)	(25)	(21)	(10)	(6)
AFFO attributable to common stockholders		91,370	70,919	62,448	21,982	19,952

AFFO per share - basic		$3.57	$2.82	$2.53	$0.86	$0.79
AFFO per share - diluted		$3.49	$2.75	$2.47	$0.84	$0.77

Weighted average common shares outstanding - basic		25,610	25,170	24,715	25,549	25,293
Weighted average common shares outstanding - diluted	(2)	26,152	25,760	25,234	26,077	25,882

Dividends declared per common share		$1.56	$1.40	$1.28	$0.42	$0.38

Net income (loss) Coverage - diluted	(3)	-0.23x	0.63x	1.36x	0.36x	3.95x
FFO Coverage - diluted	(3)	1.80x	1.76x	1.77x	1.12x	1.74x
Core FFO Coverage - diluted	(3)	2.01x	1.73x	1.72x	1.78x	1.81x
AFFO Coverage - diluted	(3)	2.24x	1.96x	1.94x	2.01x	2.03x
(1)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(2)	The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(3)	Indicates coverage ratio of Net Income(Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

Historical Capital Expenditures

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

	FY 2022	FY 2021	% Change	Q4 2022	Q4 2021	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$143,400	$289,510	-50.5%	$—	$93,250	N/M

Capitalized Rehab Expenditures
Interior	26,229	11,278	132.6%	8,645	3,180	N/M
Exterior and common area	9,957	7,773	28.1%	3,083	994	N/M

Capitalized Maintenance Expenditures
Recurring	11,699	6,191	89.0%	2,720	348	N/M
Non-Recurring	7,509	4,891	53.5%	2,131	1,003	N/M

Total Capital Expenditures	$198,794	$319,643	37.8%	$16,579	$98,775	N/M

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	114	1,242	$1,427	$9,455	14.9%	23.4%
Arbors on Forest Ridge	210	175	803	904	4,379	12.7%	27.9%
Atera Apartments	380	213	1,171	1,319	3,275	12.7%	54.4%
Avant at Pembroke Pines	1,520	461	1,735	1,997	15,128	15.1%	20.8%
Bella Solara	320	105	1,287	1,449	10,430	12.5%	18.5%
Bella Vista	248	178	1,452	1,602	10,417	10.3%	17.3%
Bloom	528	104	1,264	1,420	13,059	12.4%	14.4%
Brandywine I & II	632	401	1,042	1,205	9,245	15.7%	21.2%
Courtney Cove	324	242	922	1,026	4,924	11.3%	25.4%
Creekside at Matthews	240	46	1,364	1,539	11,054	12.8%	19.0%
Cutter's Point	196	148	981	1,108	6,033	13.0%	25.3%
Estates on Maryland	330	42	1,270	1,458	9,872	14.7%	22.8%
Fairways of San Marcos	352	116	1,517	1,705	10,809	12.4%	20.8%
High House at Cary	302	43	1,333	1,575	10,281	18.2%	28.3%
Madera Point	256	251	864	974	4,279	12.7%	30.8%
Parc500	217	199	1,264	1,452	13,798	14.9%	16.3%
Radbourne Lake	225	338	1,046	1,098	1,624	5.0%	38.6%
Residences at Glenview Reserve	360	181	1,136	1,325	11,989	16.7%	19.0%
Residences at West Place	342	112	1,467	1,659	10,633	13.1%	21.7%
Rockledge Apartments	708	400	1,199	1,402	10,398	16.9%	23.3%
Sabal Palm at Lake Buena Vista	400	67	1,602	1,827	12,089	14.1%	22.4%
Seasons 704 Apartments	222	220	1,179	1,308	6,563	10.9%	23.5%
Silverbrook	642	481	803	889	4,086	10.8%	25.5%
Six Forks Station	323	67	1,172	1,406	12,073	20.0%	23.3%
Summers Landing	196	32	1,017	1,209	7,821	18.8%	29.3%
Summit at Sabal Park	252	229	979	1,081	5,768	10.4%	21.2%
The Adair	232	66	1,707	1,987	12,234	16.4%	27.5%
The Cornerstone	430	453	1,030	1,120	4,811	8.8%	22.6%
The Enclave	204	148	1,439	1,623	9,612	12.8%	22.9%
The Heritage	204	160	1,396	1,539	9,992	10.2%	17.1%
The Preserve at Terrell Mill	752	630	841	998	10,205	18.7%	18.5%
The Verandas at Lake Norman	264	42	1,419	1,610	10,606	13.4%	21.6%
The Venue on Camelback	415	237	761	1,014	9,793	33.2%	31.0%
Timber Creek	352	243	893	1,037	7,446	16.1%	23.1%
Torreyana Apartments	316	38	1,499	1,620	12,336	8.0%	11.7%
Venue at 8651	333	282	815	924	6,780	13.4%	19.4%
Versailles	388	301	804	902	6,101	12.2%	19.3%
Versailles II	242	68	959	1,085	4,745	13.1%	31.9%
Total/Weighted Average	14,203	7,633	$1,086	$1,236	$8,151	13.8%	22.0%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2022.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2022.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	301	$850	$50	70.3%
Arbors on Forest Ridge	210	123	755	41	65.3%
Atera Apartments	380	364	814	40	59.6%
Avant at Pembroke Pines	1,520	83	940	45	56.8%
Brandywine I & II	632	155	1,036	40	46.7%
Creekside at Matthews	240	111	1,088	55	60.7%
Cutter's Point	196	137	754	46	73.1%
Estates on Maryland	330	24	1,100	35	38.2%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	602	815	40	58.9%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	377	736	49	79.4%
Six Forks Station	323	170	1,100	55	60.0%
Summers Landing	196	79	819	50	73.3%
Summit at Sabal Park	252	241	994	40	48.3%
The Adair	232	11	1,100	45	49.1%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	106	1,091	45	49.5%
Timber Creek	352	136	761	45	70.9%
Venue at 8651	333	241	757	46	73.6%
Versailles	388	297	866	50	68.9%
Versailles II	242	129	894	29	39.3%
Total/Weighted Average	9,097	4,718	$843	$47	66.9%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through December 31, 2022.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through December 31, 2022.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Vista	248	248	970	40	39.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter's Point	196	196	1,400	45	31.3%
Fairways of San Marcos	352	352	901	40	42.3%
Madera Point	256	256	1,283	45	34.1%
Old Farm	734	734	928	45	47.2%
Radbourne Lake	225	225	630	35	51.4%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Silverbrook	642	642	1,308	45	33.5%
Six Forks Station	323	323	844	35	38.4%
Stone Creek at Old Farm	190	190	909	45	48.2%
Summers Landing	196	196	1,449	45	30.2%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Verandas at Lake Norman	264	264	954	65	69.8%
Timber Creek	352	352	1,299	45	33.7%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%
Total/Weighted Average	10,191	10,191	$1,171	$45	37.2%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Estates on Maryland	330	—	TBD	TBD	TBD
Hight House at Cary	302	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Adair	232	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
Torreyana Apartments	316	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,719	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through December 31, 2022.
(3)	Inclusive of all smart home technology package upgrades completed and leased through December 31, 2022.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2022 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	120	$19,184	5.61%	12/1/2032
Cutter's Point	Floating	120	21,524	5.61%	12/1/2032
Silverbrook	Floating	120	46,088	5.61%	12/1/2032
The Summit at Sabal Park	Floating	120	30,826	5.61%	12/1/2032
Courtney Cove	Floating	120	36,146	5.61%	12/1/2032
The Preserve at Terrell Mill	Floating	120	71,098	5.61%	12/1/2032
Versailles	Floating	120	40,247	5.61%	12/1/2032
Seasons 704 Apartments	Floating	120	33,132	5.61%	12/1/2032
Madera Point	Floating	120	34,457	5.61%	12/1/2032
Venue at 8651	Floating	120	18,690	5.61%	12/1/2032
The Venue on Camelback	Floating	84	28,093	6.07%	7/1/2024
Timber Creek	Floating	84	24,100	5.65%	10/1/2025
Radbourne Lake	Floating	84	20,000	5.68%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	5.69%	9/1/2025
Cornerstone	Floating	120	46,804	6.15%	12/1/2032
Parc500	Floating	120	29,416	5.61%	12/1/2032
Rockledge Apartments	Floating	120	93,129	5.61%	12/1/2032
Atera Apartments	Floating	120	46,198	5.61%	12/1/2032
Crestmont Reserve	Floating	84	12,061	5.57%	10/1/2025
Brandywine I & II	Floating	84	43,835	5.57%	10/1/2025
Bella Vista	Floating	84	29,040	5.71%	2/1/2026
The Enclave	Floating	84	25,322	5.71%	2/1/2026
The Heritage	Floating	84	24,625	5.71%	2/1/2026
Summers Landing	Floating	84	10,109	5.57%	10/1/2025
Residences at Glenview Reserve	Floating	84	25,873	5.83%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,101	5.82%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	5.82%	10/1/2026
Torreyana Apartments	Floating	120	50,580	5.61%	12/1/2032
Bloom	Floating	120	59,830	5.61%	12/1/2032
Bella Solara	Floating	120	40,328	5.61%	12/1/2032
Fairways of San Marcos	Floating	120	60,228	5.61%	12/1/2032
The Verandas at Lake Norman	Floating	84	34,925	5.91%	7/1/2028
Creekside at Matthews	Floating	120	29,648	5.61%	12/1/2032
Six Forks Station	Floating	120	41,180	5.78%	10/1/2031
High House at Cary	Floating	84	46,625	6.07%	1/1/2029
The Adair	Floating	84	35,115	6.03%	4/1/2029
Estates on Maryland	Floating	84	43,157	6.03%	4/1/2029
			$1,538,868
Fair market value adjustment			609
Deferred financing costs, net of accumulated amortization of $3,146			(12,649)
			$1,526,828

Held For Sale Properties
Old Farm	Floating	84	$52,886	6.07%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	6.07%	7/1/2024
			$68,160
Deferred financing costs, net of accumulated amortization of $528			(144)
			$68,016
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 4.392% and 30-Day Average SOFR was 4.062% as of December 31, 2022.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of December 31, 2022 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$74,500	6.31%	6/30/2025
Deferred financing costs, net of accumulated amortization of $1,151			(1,856)
			$72,644
(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of December 31, 2022 was 4.358%.

Interest Rate Swap Agreements

As of December 31, 2022, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
			$1,167,500	1.0682%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2022, one-month LIBOR was 4.392%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2022, one-month LIBOR was 4.392%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2022 for the next five calendar years subsequent to December 31, 2022 and thereafter. We used the applicable reference rate as of December 31, 2022 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2023	2024	2025	2026	2027	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,538,868	$307	$28,464	$177,400	$290,324	$—	$1,042,373
Interest expense	(1)	500,005	49,464	50,230	55,439	51,427	59,820	233,625
Total		$2,038,873	$49,771	$78,694	$232,839	$341,751	$59,820	$1,275,998

Held For Sale Properties Mortgage Debt
Principal payments		$68,160	$—	$68,160	$—	$—	$—	$—
Interest expense		6,288	4,196	2,092	—	—	—	—
Total		$74,448	$4,196	$70,252	$—	$—	$—	$—

Credit Facility
Principal payments		$74,500	$—	$—	$74,500	$—	$—	$—
Interest expense		12,460	4,991	5,007	2,462	—	—	—
Total		$86,960	$4,991	$5,007	$76,962	$—	$—	$—

Total contractual obligations and commitments		$2,200,281	$58,958	$153,953	$309,801	$341,751	$59,820	$1,275,998

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2022, we had entered into 10 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of December 31, 2022 to determine our expected settlements through the terms of the interest rate swaps.

Hedged Debt Composition (1)

Hedged/Fixed Rate Debt
29%
71%

Debt Maturity Schedule
Fixed Rate Debt
Floating Rate Debt
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
2023
2024
2025
2026
2027
Thereafter

(1)

As of December 31, 2022, we had total indebtedness of $1.7 billion at an adjusted weighted average interest rate of 5.74%, of which $1.6 billion was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $1.2 billion, or 74%, of our $1.6 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.0682% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of December 31, 2022, which effectively fix the interest rate on $1.2 billion of our floating rate mortgage debt outstanding.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways of San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,366	88,846	252,403
The Verandas at Lake Norman	Charlotte, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Charlotte, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
Hudson High House	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109
Total/Weighted Average		15,127		$2,218,430	$171,459	$2,389,889	$157,988
(1)	Only includes properties owned as of December 31, 2022.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Hollister Place	Houston, TX	260	24,500	36,750	141,346	12/29/2022	36,455	14,684
Total/Weighted Average		8,643	$589,594	$951,925	$110,138		$939,405	$375,767
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses) and (7) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 33

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2022	FY 2021	FY 2020
Total mortgage debt	$1,607,028	$1,281,146	$1,168,078
Credit facilities	74,500	280,000	183,000
Total Debt	1,681,528	1,561,146	1,351,078
Adjustments to arrive at net debt:
Cash and cash equivalents	(16,762)	(49,450)	(24,457)
Restricted cash held for value-add upgrades and green improvements	(11,894)	(11,875)	(10,614)
Net Debt	$1,652,872	$1,499,821	$1,316,007
Enterprise Value (1)	$2,764,872	$3,637,821	$2,374,007
Leverage Ratio	60%	41%	55%
(1)	Enterprise Value is calculated as Market Capitalization as of December 31, 2022 plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our 2023 NOI guidance to our net income (loss) (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2023 and for the three months ended March 31, 2023 (in thousands):

		For the Year Ended December 31, 2023	For the Three Months Ended March 31, 2023
		Mid-Point (1)	Mid-Point (1)
Net income (loss)		$28,314	$(6,697)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,581	1,869
Corporate general and administrative expenses		16,799	3,989
Property general and administrative expenses	(2)	2,933	786
Depreciation and amortization		93,564	24,834
Interest expense		60,922	14,678
Loss on extinguishment of debt and modification costs		3,079	2,276
Gain on sales of real estate		(43,895)	—
NOI	(3)	$169,297	$41,735
Less Non-Same Store
Revenues	(4)	(16,780)
Operating expenses	(4)	6,835
Same Store NOI	(4)	$159,352
(1)

Mid-Point estimates shown for full year and first quarter 2023 guidance. Assumptions made for full year and first quarter 2023 NOI guidance include the Same Store operating growth projections included in the “2023 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	FY 2023 NOI Guidance considers the forecast dispositions of Old Farm and Stone Creek at Old Farm, and considers a commensurate volume of capital recycling.
(4)	Year-over-year growth for the Full Year 2023 pro forma Same Store pool (36 properties).

NXRT.NEXPOINT.COM	Page 34

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2023 (in thousands, except per share data):

For the Year Ended December 31, 2023
Mid-Point
Net income	$28,314
Depreciation and amortization	93,564
Gain on sales of real estate	(43,895)
Adjustment for noncontrolling interests	(230)
FFO attributable to common stockholders	77,753
FFO per share - diluted (1)	$2.97

Loss on extinguishment of debt and modification costs	3,079
Adjustment for noncontrolling interests	(9)
Core FFO attributable to common stockholders	80,823
Core FFO per share - diluted (1)	$3.09

Amortization of deferred financing costs - long term debt	3,072
Equity-based compensation expense	9,688
Adjustment for noncontrolling interests	(38)
AFFO attributable to common stockholders	93,545
AFFO per share - diluted (1)	$3.58

Weighted average common shares outstanding - diluted	26,146
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.3 million for the full year 2023.

The following table reconciles our NOI to our net income (loss) for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2019	2018	2017	2016	2015
Net income (loss)	$99,438	$(1,614)	$56,359	$25,888	$(10,992)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,500	7,474	7,419	6,802	5,565
Corporate general and administrative expenses	9,613	7,808	6,275	4,014	2,455
Casualty-related expenses/(recoveries)	(34)	(663)	(287)	151	25
Casualty losses	3,488	—	—	—	—
Property general and administrative expenses	1,939	1,294	1,130	879	1,109
Depreciation and amortization	69,086	47,470	48,752	35,643	40,801
Interest expense	37,385	28,572	29,576	20,167	17,817
Loss on extinguishment of debt and modification costs	2,869	3,576	5,719	1,722	652
Gain on sales of real estate	(127,684)	(13,742)	(78,365)	(25,932)	—
Acquisition costs	—	—	—	386	2,975
NOI	$103,600	$80,175	$76,578	$69,720	$60,407

NXRT.NEXPOINT.COM	Page 35

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO to our net income (loss) for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2019	2018	2017	2016	2015
Net income (loss)	$99,438	$(1,614)	$56,359	$25,888	$(10,992)
Depreciation and amortization	69,086	47,470	48,752	35,643	40,801
Gain on sales of real estate	(127,684)	(13,742)	(78,365)	(25,932)	—
Adjustment for noncontrolling interests	(122)	(96)	(1,695)	(4,583)	(4,170)
FFO attributable to common stockholders	40,718	32,018	25,051	31,016	25,639

FFO per share - basic	$1.69	$1.51	$1.19	$1.46	$1.20
FFO per share - diluted	$1.66	$1.48	$1.17	$1.46	$1.20

Acquisition costs	2,869	—	—	386	2,975
Loss on extinguishment of debt and modification costs	(34)	3,576	5,719	1,722	652
Casualty-related recoveries	3,488	(663)	—	—	—
Change in fair value on derivative instruments - ineffective portion	—	—	(309)	(1,683)	—
Amortization of deferred financing costs - acquisition term notes	553	159	403	—	—
Adjustment for noncontrolling interests	(21)	(9)	(429)	(94)	(322)
Core FFO attributable to common stockholders	47,573	35,081	30,435	31,347	28,944

Core FFO per share - basic	$1.97	$1.66	$1.45	$1.48	$1.36
Core FFO per share - diluted	$1.93	$1.62	$1.42	$1.47	$1.36

Amortization of deferred financing costs - long term debt	1,530	1,491	1,592	1,423	1,081
Equity-based compensation expense	5,130	4,198	3,108	825	—
Adjustment for noncontrolling interests	(20)	(17)	(76)	(140)	(92)
AFFO attributable to common stockholders	54,213	40,753	35,059	33,455	29,933

AFFO per share - basic	$2.25	$1.92	$1.66	$1.58	$1.41
AFFO per share - diluted	$2.20	$1.88	$1.64	$1.57	$1.41

Weighted average common shares outstanding - basic	24,116	21,189	21,057	21,232	21,294
Weighted average common shares outstanding - diluted	24,593	21,667	21,399	21,314	21,294

NXRT.NEXPOINT.COM	Page 36